                                                              EXHIBIT 99.(e)(10)

                                  SUPPLEMENT TO
                              DISTRIBUTION CONTRACT

                PIMCO Funds: Pacific Investment Management Series
                            840 Newport Center Drive
                         Newport Beach, California 92660

                                ___________, 2002

PIMCO Funds Distributors LLC
2187 Atlantic Avenue
Stamford, CT 06902

RE:  PIMCO CommodityRealReturn Strategy Fund

Dear Sirs:

     This will confirm the agreement between the undersigned (the "Trust") and PIMCO Funds Distributors LLC (the "Distributor") as follows:

     1. The Trust is an open-end management investment company organized as a Massachusetts business trust and consisting of such separate investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate series of shares of beneficial interest in the Trust is offered to investors with respect to each investment portfolio. The PIMCO CommodityRealReturn Strategy Fund (the "Fund") is a separate investment portfolio of the Trust.

     2. The Trust and the Distributor have entered into an Distribution Contract (the "Contract") dated May 5, 2000, pursuant to which the Distributor has agreed to be the distributor of shares of the Trust.

     3. As provided in paragraph 1 of the Contract, the Distributor hereby adopts the Contract with respect to the Fund and the Distributor hereby acknowledges that the Contract shall pertain to the Fund, the terms and conditions of such Contract being hereby incorporated herein by reference.

     4. This Supplement and the Contract shall become effective with respect to the Fund on _______________, 2002 and shall continue in effect with respect to the Fund for a period of more than two years from the effective date of this Supplement only so long as such continuance is specifically approved at least annually by (a) the Trust's Board of Trustees or by the vote of a majority of the Trust's outstanding voting securities (as defined in the 1940 Act) and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust's Trustees who are not parties to this Contract or "interested persons" (as defined in the 1940 Act) of any such party. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940
Act). This Contract may, in any event, be terminated at any time without the payment of any penalty, by the Trust upon 60 days' written notice to the Distributor and by the Distributor upon 60 days' written notice to the Trust.

     If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                               Very truly yours,

                                               PIMCO FUNDS:  PACIFIC INVESTMENT
                                               MANAGEMENT SERIES

                                               By: _____________________________
                                               Title:   President


ACCEPTED:

PIMCO FUNDS DISTRIBUTORS LLC

By:    _________________________________
Title: Managing Director

                                  SUPPLEMENT TO
                              DISTRIBUTION CONTRACT

                PIMCO Funds: Pacific Investment Management Series
                            840 Newport Center Drive
                         Newport Beach, California 92660

                                ___________, 2002

PIMCO Funds Distributors LLC
2187 Atlantic Avenue
Stamford, CT 06902

RE:  PIMCO StocksPLUS Total Return Fund
     PIMCO All Asset Fund

Dear Sirs:

     This will confirm the agreement between the undersigned (the "Trust") and PIMCO Funds Distributors LLC (the "Distributor") as follows:

     1. The Trust is an open-end management investment company organized as a Massachusetts business trust and consisting of such separate investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate series of shares of beneficial interest in the Trust is offered to investors with respect to each investment portfolio. The PIMCO StocksPLUS Total Return and PIMCO All Asset Funds (the "Funds") are separate investment portfolios of the Trust.

     2. The Trust and the Distributor have entered into an Distribution Contract (the "Contract") dated May 5, 2000, pursuant to which the Distributor has agreed to be the distributor of shares of the Trust.

     3. As provided in paragraph 1 of the Contract, the Distributor hereby adopts the Contract with respect to the Funds and the Distributor hereby acknowledges that the Contract shall pertain to the Funds, the terms and conditions of such Contract being hereby incorporated herein by reference.

     4. This Supplement and the Contract shall become effective with respect to the Funds on _______________, 2002 and shall continue in effect with respect to the Funds for a period of more than two years from the effective date of this Supplement only so long as such continuance is specifically approved at least annually by (a) the Trust's Board of Trustees or by the vote of a majority of the Trust's outstanding voting securities (as defined in the 1940 Act) and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust's Trustees who are not parties to this Contract or "interested persons" (as defined in the 1940 Act) of any such party. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This Contract may, in any event, be terminated at any time without the payment of any penalty, by the Trust upon 60 days' written notice to the Distributor and by the Distributor upon 60 days' written notice to the Trust.

     If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                              Very truly yours,

                                              PIMCO FUNDS:  PACIFIC INVESTMENT
                                              MANAGEMENT SERIES

                                              By:    ___________________________
                                              Title: President

ACCEPTED:

PIMCO FUNDS DISTRIBUTORS LLC

By:    _______________________________
Title: Managing Director

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